                                                                     EXHIBIT 4.1

                       VOTING AND EXCHANGE TRUST AGREEMENT

                  THIS AGREEMENT made as of the 30th day of August, 1996.

AMONG:

                  MCAFEE ASSOCIATES, INC.,

                  a corporation existing under the laws of the State of Delaware, (hereinafter referred to as the "Parent"),

                                     - and -

                  FSA COMBINATION CORP.,

                  a corporation existing under the laws of the State of Delaware and an indirect subsidiary of the Parent,

                  (hereinafter referred to as the "Sub"),

                                     - and -

                  FSA CORPORATION,

                  a corporation existing under the laws of the Province of Alberta, (hereinafter referred to as the "Company"),

                                     - and -

                  JOHN T. RAMSAY

                  (hereinafter referred to as the "Trustee"),

                  WHEREAS, pursuant to a combination agreement dated as of August 16, 1996, by and between the Parent, Sub, an indirect subsidiary of Parent, the Company and Daniel Freedman (such agreement as it may be amended or restated is hereinafter referred to as the

"Combination Agreement"), the parties agreed that on the Effective Date (as defined in the Combination Agreement), the Parent and the Company would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit 7.2(b)(ii) to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

                  AND WHEREAS, pursuant to articles of amendment (the "Articles") dated August 26, 1996 filed pursuant to the Business Corporations Act (Alberta), each issued and outstanding Class A Share of the Company (a "Company Common Share") was exchanged for 0.355932 issued and outstanding Exchangeable Non-Voting Shares of the Company (the "Exchangeable Shares"), and each issued and outstanding Class C Preferred Share of the Company (a "Company Preferred Share") was exchanged for 11.073 issued and outstanding Exchangeable Shares, and thereafter, the Company's sole issued and outstanding Class E Preferred Share was exchanged by the holder thereof for one issued and outstanding Class A Share;

                  AND WHEREAS, the above-mentioned Articles set forth the rights, privileges, restrictions and conditions (collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

                  AND WHEREAS, the Parent is to provide voting rights in the Parent to each holder (other than the Parent and its subsidiaries) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of the Parent common stock (the "Parent Common Stock");

                  AND WHEREAS, the Parent is to grant to and in favour of the holders (other than the Parent and its subsidiaries) from time to time of Exchangeable Shares the right under the circumstances set forth herein, to require the Parent to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

                  AND WHEREAS, the parties desire to make appropriate provisions and to establish a procedure whereby voting rights in the Parent shall be exercisable by holders (other than the Parent and its subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one share of Series A Preferred Stock to which voting rights attach for the benefit of such holders and whereby the rights to require the Parent to purchase Exchangeable Shares from the holders thereof (other than the Parent and its subsidiaries) shall be exercisable by such holders from time to time of Exchangeable Shares and through the Trustee, which will hold legal title to such rights for the benefit of such holders;

                  AND WHEREAS, these recitals and any statements of fact in this trust agreement are made by the Parent, Sub and the Company and not by the Trustee;

                  NOW THEREFORE in consideration of the respective covenants and agreements provided in this trust agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

                  In this trust agreement, the following terms shall have the following meanings:

                  "AFFILIATE" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of") as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

                  "AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of the Parent to effect the automatic exchange of shares of Parent Common Stock for Exchangeable Shares pursuant to section 5.11 hereof.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or a statutory holiday in the City of Calgary, Alberta or the City of Santa Clara, California.

                  "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

                  "CURRENT MARKET PRICE" means, in respect of a share of Parent Common Stock on any date, the Canadian Dollar Equivalent of the average of the closing sale price of shares of Parent Common Stock during a period of 20 consecutive trading days ending five trading days before such date on the Nasdaq National Market, or, if the shares of Parent Common Stock are not then quoted on the Nasdaq National Market, on such other stock exchange or automated quotation system on which the shares of Parent Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose.

                  "EXCHANGE RATIO" has the meaning ascribed thereto in the Exchangeable Share Provisions.

                  "EXCHANGE RIGHT" has the meaning ascribed thereto in Section
                  5.1 hereof.

                  "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

                  "EXCHANGEABLE SHARES" has the meaning ascribed thereto in the recitals hereto.

                  "HOLDER VOTES" has the meaning ascribed thereto in Section 4.2 hereof.

                  "HOLDERS" means the registered holders from time to time of Exchangeable Shares, other than the Parent and its subsidiaries.

                  "INSOLVENCY EVENT" means the institution by the Company of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of the Company to the institution of bankruptcy, insolvency, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Company to contest in good faith any such proceedings commenced in respect of the Company within 15 days of becoming aware thereof, or the consent by the Company to the filing of any such petition or to the appointment of a receiver, or the making by the Company of a general assignment for the benefit of creditors, or the admission in writing by the Company of its inability to pay its debts generally as they become due, or the Company not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

                  "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in section 5.4 of the Exchangeable Share Provisions.

                  "LIQUIDATION EVENT" has the meaning ascribed thereto in subsection 5.11(b) hereof.

                  "LIQUIDATION EVENT EFFECTIVE DATE" has the meaning ascribed thereto in subsection 5.11(c) hereof.

                  "LIST" has the meaning subscribed thereto in section 4.6 hereof.

                  "OFFICER'S CERTIFICATE" means, with respect to the Parent or the Company, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Vice-President or any other senior officer of the Parent or the Company, as the case may be.

                  "PARENT COMMON STOCK" has the meaning ascribed thereto in the recitals hereto.

                  "PARENT CONSENT" has the meaning ascribed thereto in section
                  4.2 hereof.

                  "PARENT MEETING" has the meaning ascribed thereto in section
                  4.2 hereof.

                  "PERSON" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

                  "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in
                  Section 7.4 of the Exchangeable Share Provisions.

                  "RETRACTED SHARES" has the meaning ascribed thereto in section
                  5.7 hereof.

                  "RETRACTION CALL RIGHT" has the meaning ascribed thereto in section 6.1 of the Exchangeable Share Provisions.

                  "SUPPORT AGREEMENT" means that certain support agreement made as of even date hereof between the Company and the Parent.

                  "TRUST" means the trust created by this agreement.

                  "TRUST ESTATE" means the Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this trust agreement.

                  "TRUSTEE" means John T. Ramsay and, subject to the provisions of Article 10 hereof, includes any successor trustee or permitted assigns.

                  "VOTING RIGHTS" means the voting rights attached to the Voting Share.

                  "VOTING SHARE" means the one share of Series A Preferred Stock, U.S. $0.01 par value, issued by the Parent and delivered by Sub to and deposited with the

                  Trustee, which entitles the holder of record to a number of votes at meetings of holders of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon exchange of then outstanding Exchangeable Shares other than Exchangeable Shares held by the Parent and its subsidiaries.

1.2      INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

                  The division of this trust agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this trust agreement.

1.3      NUMBER, GENDER, ETC.

                  Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4      DATE FOR ANY ACTION.

                  If any date on which any action is required to be taken under this trust agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                    ARTICLE 2

                              PURPOSE OF AGREEMENT

2.1      ESTABLISHMENT OF TRUST.

                  The purpose of this trust agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Holders as provided in this trust agreement.

                                    ARTICLE 3

                                  VOTING SHARE

3.1      ISSUE AND OWNERSHIP OF THE VOTING SHARE.

                  Sub hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this trust agreement. Sub hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the transfer of the Voting Share by the Sub to the Trustee. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

         (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this trust agreement, and

         (b) except as specifically authorized by this trust agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this trust agreement.

3.2      LEGENDED SHARE CERTIFICATES.

                  The Company will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Holder.

3.3      SAFE KEEPING OF CERTIFICATE.

                  The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

                                    ARTICLE 4

                            EXERCISE OF VOTING RIGHTS

4.1      VOTING RIGHTS.

                  The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of the Parent at a Parent Meeting or in connection with a Parent Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section 7.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which the Parent Consent is sought or the Parent Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

4.2      NUMBER OF VOTES.

                  With respect to all meetings of stockholders of the Parent at which holders of shares of Parent Common Stock are entitled to vote (a "Parent Meeting") and with respect to all written consents sought by the Parent from its stockholders including the holders of shares of Parent Common Stock (a "Parent Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Holder on the record date established by the Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be (the "Holder Votes"), in respect of each matter, question or proposition to be voted on at such Parent Meeting or to be consented to in connection with such Parent Consent.

4.3      MAILINGS TO SHAREHOLDERS.

                  With respect to each Parent Meeting and Parent Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as the Parent utilizes in communications to holders of Parent Common Stock, subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by the Parent to its stockholders:

         (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of the Parent;

         (b) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such Parent Meeting or Parent Consent, as the case may be;

         (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

                  (i) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

                  (ii) a proxy to a designated agent or other representative of the management of the Parent to exercise such Holder Votes;

         (d) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

         (e) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

         (f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

The materials referred to above are to be provided by the Parent to the Trustee, but shall be subject to review and comment by the Trustee.

                  For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by the Parent or by applicable law for purposes of determining stockholders entitled to vote at such Parent Meeting or to give written consent in connection with such Parent Consent. The Parent will notify the Trustee in writing of any decision of the Board of Directors of the Parent with respect to the calling of any such Parent Meeting or the seeking of any such Parent Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligation contemplated by this section 4.3.

4.4      COPIES OF STOCKHOLDER INFORMATION.

                  The Parent will deliver to the Trustee at the same time as such materials are first sent to holders of Parent Common Stock, copies of all proxy materials, (including notices of Parent Meetings but excluding proxies to vote shares of Parent Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Parent Common Stock in sufficient quantities so as to enable the Trustee to send those materials to each Holder. The Trustee will promptly mail or otherwise send to each Holder, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by the Parent) received by the Trustee from the Parent.

4.5      OTHER MATERIALS.

                  Promptly after receipt by the Parent or any stockholder of the Parent of any material sent or given generally to the holders of Parent Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), the Parent shall use its best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of the Parent, copies of all such materials received by the Trustee from the Parent.

4.6      LIST OF PERSONS ENTITLED TO VOTE

                  The Company shall forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request. Each such List shall be delivered to the Trustee promptly after receipt by the Company of such request and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement.

4.7      ENTITLEMENT TO DIRECT VOTES

                  Any Holder named in a List prepared in connection with any Parent Meeting or any Parent Consent will be entitled (a) to instruct the Trustee in the manner described in section 4.3 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled except, in each case, to the extent that such Holder has transferred the ownership of any Exchangeable Shares in respect of which such Holder is entitled to Holder Votes after the close of business on the record date for such meeting or seeking of consent.

4.8      VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE REPRESENTATIVE, AT MEETING

                  In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to section 4.3 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to section 4.3 hereof.

4.9      TERMINATION OF VOTING RIGHTS

                  All of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to the Parent and such Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of Parent Common Stock, as specified in Article 5 hereof (unless in either case the Parent shall not have delivered the requisite shares of the Parent Common Stock issuable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of the Company pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by the Parent pursuant to the exercise by the Parent of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

                                    ARTICLE 5

                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1      GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT

                  The Parent hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders (a) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require the Parent, either directly or indirectly through one of its subsidiaries, to purchase from each or any Holder all or any part of the Exchangeable Shares held by the Holder and (b) the Automatic Exchange Rights, all in accordance with the provisions of this agreement. The Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by the Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

         (a) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this trust agreement; and

         (b) except as specifically authorized by this trust agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this trust agreement.

5.2      LEGENDED SHARE CERTIFICATES

                  The Company will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

         (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

         (b)      the Automatic Exchange Rights.

5.3      GENERAL EXERCISE OF EXCHANGE RIGHT

                  The Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to section 7.15 hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this
Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4      EXCHANGE CONSIDERATION

                  The exchange consideration (the "Exchange Consideration") to be delivered by the Parent (either directly or indirectly through one or more of its subsidiaries) for each Exchangeable Share to be exchanged by the Parent (either directly or indirectly through one or more of its subsidiaries) under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a share of Parent Common Stock on the last Business Day prior to the day of transfer of such Exchangeable Shares under the Exchange Right multiplied by the Exchange Ratio at that time plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Exchangeable Share (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such exchange, the Exchange Consideration shall not include such additional amount equivalent to the declared and unpaid dividends). In connection with each exercise of the Exchange Right, the Parent (either directly or indirectly through one or more of its subsidiaries) will provide to the Trustee an Officer's Certificate setting forth the calculation of the Exchange Consideration for each Exchangeable Share. The Exchange Consideration for each such Exchangeable Share so exchanged may be satisfied only by the Parent issuing and delivering or causing to be delivered (either directly or indirectly through one or more of its subsidiaries) to the Trustee, on behalf of the relevant Holder, the number of shares of Parent Common Stock equal to the Exchange Ratio at that time and a cheque for the balance, if any, of the Exchange Consideration without interest thereon.

5.5      EXERCISE INSTRUCTIONS

                  Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of the Company. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Calgary, Alberta or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires the Parent (either directly or indirectly through one or more of its subsidiaries) to exchange, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Alberta) and the by-laws of the Company and such additional documents and instruments as the Trustee may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require the Parent (either directly or indirectly through one or more of its subsidiaries) to exchange the number of Exchangeable Shares specified therein,
(ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by the Parent free and clear of all liens, claims and encumbrances,
(iii) the names in which the certificates representing the Parent Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the person to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, the Company and the Parent of payment) of the taxes (if any) payable as contemplated by section 5.8 of this trust agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be exchanged by the Parent under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company.

5.6      DELIVERY OF PARENT COMMON STOCK; EFFECT OF EXERCISE

                  Promptly after receipt of the certificate representing the Exchangeable Shares which the Holder desires the Parent (either directly or indirectly through one or more of its subsidiaries) to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, or evidence thereof)), duly endorsed for transfer to the Parent and Sub, the Trustee shall notify the Parent, Sub and the Company of its receipt of the same, which notice to the Parent, Sub and the Company shall constitute exercise of the Exchange Right by the

Trustee on behalf of the holder of such Exchangeable Shares, and the Parent (either directly or indirectly through one or more of its subsidiaries) shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by the Holder), the certificates for the number of shares of Parent Common Stock issuable in connection with the exercise of the Exchange Right, which shares shall be duly issued, fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, and cheques for the balance, if any, of the total Exchange Consideration therefor without interest, provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, the Company and the Parent of the payment of) the taxes (if any) payable as contemplated by section 5.8 of this trust agreement. Immediately upon the giving of notice by the Trustee to the Parent, Sub and the Company of the exercise of the Exchange Right, as provided in this section 5.6, the exchange shall be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to the Parent and Sub all of its right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Exchange Consideration therefor, unless the requisite number of shares of Parent Common Stock (together with a cheque for the balance, if any, of the total Exchange Consideration therefor without interest) is not allotted, issued and delivered by the Parent to the Trustee, for delivery to such Holder (or to such other persons, if any, properly designated by such Holder), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Holder shall remain unaffected until such shares of the Parent Common Stock are so allotted, issued and delivered by the Parent (either directly or indirectly through one or more of its subsidiaries) and any such cheque is so delivered and paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Parent Common Stock delivered to it pursuant to the Exchange Right.

5.7      EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION

                  In the event that a Holder has exercised its right under
Article 6 of the Exchangeable Share Provisions to require the Company to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by the Company pursuant to Section 6.6 of the Exchangeable Share Provisions that the Company will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of the written notice to that effect from the Company and provided that the Parent (either directly or indirectly through one or more of its subsidiaries) shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to the Company pursuant to Section
6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which the Company is unable to redeem. In any such event, the Company hereby agrees with the Trustee and in favour of the Holder immediately to notify the Trustee of such prohibition against the Company redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to the Company (including without limitation a copy of the retraction request delivered pursuant to
Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that the Company is not permitted to redeem and will require the Parent to purchase such shares in accordance with the provisions of this Article 5.

5.8      STAMP OR OTHER TRANSFER TAXES

                  Upon any sale of Exchangeable Shares to the Parent (either directly or indirectly through one or more of its subsidiaries) pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing the Parent Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder (a) shall pay (and neither the Parent, the Company nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder or (b) shall have established to the satisfaction of the Trustee, the Parent and the Company that such taxes, if any, have been paid.

5.9      NOTICE OF INSOLVENCY EVENT

                  Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, the Company and the Parent (either directly or indirectly through one or more of its subsidiaries) shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from the Company and the Parent (either directly or indirectly through one or more of its subsidiaries) or from any other person of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of the Parent (either directly or indirectly through one or more of its subsidiaries), a notice of such Insolvency Event in the form provided by the Parent (either directly or indirectly through one or more of its subsidiaries), which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

5.10     RESERVATION OF SHARES OF PARENT COMMON STOCK

                  The Parent hereby represents, warrants and covenants that it has reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Parent Common Stock (a) as is equal to the sum of the number of Exchangeable Shares issued and outstanding from time to time, multiplied by the Exchange Ratio at that time and (b) as are now and may hereafter be required to enable and permit the Company to meet its obligations hereunder, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which the Parent may now or hereafter be required to issue shares of Parent Common Stock.

5.11     AUTOMATIC EXCHANGE ON LIQUIDATION OF PARENT

         (a) The Parent will give the Trustee written notice of each of the following events at the time set forth below:

                  (i) in the event of any determination by the Board of Directors of the Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Parent or to effect any other distribution of assets of the Parent among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                  (ii) immediately, upon the earlier of (A) receipt by the Parent of notice of and (B) the Parent otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Parent or to effect any other distribution of assets of the Parent among its stockholders for the purpose of winding up its affairs.

         (b) Immediately following receipt by the Trustee from the Parent of notice of any event (a "Liquidation Event") contemplated by section 5.11(a)(i) or 5.11(a)(ii) above, the Trustee will give notice thereof to the Holders. Such notice will be provided by the Parent to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of Parent Common Stock provided for in section 5.11(c) below.

         (c) In order that the Holders will be able to participate on a pro rata basis with the holders of Parent Common Stock in the distribution of assets of the Parent in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "Liquidation Event Effective Date") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of Parent Common Stock as provided below. To effect such automatic exchange, the Parent (either directly or indirectly through one or more of its subsidiaries) and the Holder shall exchange each Exchangeable Share outstanding on the fifth Business Day prior to the Liquidation Event Effective Date and held by Holders for an exercise price per share equal to (a) the Current Market Price of a share of Parent Common Stock on the fifth Business Day prior to the Liquidation Event Effective Date multiplied by the Exchange Ratio at that time, which shall be satisfied by the Parent (either directly or indirectly through one or more of its subsidiaries) issuing to the Holder the number of shares of Parent Common Stock equal to the Exchange Ratio at that time plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Exchangeable Share and all dividends declared on the Parent Common Stock that have not been declared on such Exchangeable Shares in accordance with
                  Section 3.1 of the Exchangeable Share Provisions (provided that if the record date for such declared and unpaid dividends occurs on or after the day of closing of such exchange, the Exchange Consideration shall not include such additional amounts equivalent to such declared and unpaid dividends). In connection with such automatic exchange, the Parent will provide to the Trustee an Officer's Certificate setting forth the calculation of the Exchange Consideration for each Exchangeable Share.

         (d) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the automatic exchange of Exchangeable Shares for Parent Common Stock shall be deemed to have occurred, and each Holder of Exchangeable Shares shall be deemed to have transferred to the Parent (either directly or indirectly through one or more of its subsidiaries) all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and the Parent (either directly or indirectly through one or more of its subsidiaries) shall issue to the Holder the shares of Parent Common Stock issuable upon the automatic exchange of Exchangeable Shares for Parent Common Stock and shall deliver to the Trustee for delivery to the Holder a cheque for the balance, if any, of the total exercise price for such Exchangeable Shares without interest. Concurrently with such holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Parent Common Stock issued to it pursuant to the automatic exchange of Exchangeable Shares for Parent Common Stock and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with the Parent (either directly or indirectly through one or more of its subsidiaries) pursuant to such automatic exchange shall thereafter be deemed to represent the shares of Parent Common Stock issued to the Holder by the Parent (either directly or indirectly through one or more of its subsidiaries) pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of Parent Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as the Parent (either directly or indirectly through one or more of its subsidiaries) may reasonably require, the Parent (either directly or indirectly through one or more of its subsidiaries) shall deliver or cause to be delivered to the Holder certificates representing the shares of Parent Common Stock of which the Holder is the holder.

                                    ARTICLE 6

                RESTRICTIONS ON ISSUE OF SERIES A PREFERRED STOCK

6.1      ISSUE OF ADDITIONAL SHARES

                  During the term of this trust agreement, the Parent will not issue any shares of Series A Preferred Stock in addition to the Voting Share.

                                    ARTICLE 7

                              CONCERNING THE ISSUE

7.1      POWERS AND DUTIES OF THE TRUSTEE

                  The rights, powers and authorities of the Trustee under this trust agreement, in its capacity as trustee of the Trust, shall include:

         (a) receipt and deposit of the Voting Share from the Sub as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

         (b) granting proxies and distributing materials to Holders as provided in this trust agreement;

         (c) voting the Holder Votes in accordance with the provisions of this trust agreement;

         (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from the Parent as trustee for and on behalf of the Holders in accordance with the provisions of this trust agreement;

         (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this trust agreement, and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such holders the shares of Parent Common Stock and cheques, if any, to which such holders are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

         (f)      holding title to the Trust Estate;

         (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this trust agreement;

         (h) taking action at the direction of a Holder or Holders to enforce the obligations of the Parent under this trust agreement;

         (i) taking such other actions and doing such other things as are specifically provided in this trust agreement.

                  In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this trust agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this trust agreement.

                  The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

                  The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof, nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2      NO CONFLICT OF INTEREST

                  The Trustee represents to the Company, the Sub and the Parent that at the date of execution and delivery of this trust agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If, notwithstanding the foregoing provisions of this section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this trust agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 7.2, any interested party may apply to the Court of Queen's Bench of Alberta for an order that the Trustee be replaced as trustee hereunder.

7.3      DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

                  The Company and the Parent irrevocably authorize the Trustee, from time to time, to:

         (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and the Parent Common Stock; and

         (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this trust agreement, and (ii) from the transfer agent of the Parent Common Stock, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in
                  Article 5 hereof.

                  The Parent irrevocably authorizes its registrar and transfer agent to comply with all such requests. The Parent covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to Article 5 hereof.

7.4      BOOKS AND RECORDS

         (a) The Trustee shall keep available for inspection by the Parent and the Company, at the Trustee's principal office in Calgary, Alberta, correct and complete books and records of account relating to the Trustee's actions under this trust agreement, including without limitation all information relating to mailings and instructions to and from the Holders and all transactions pursuant to the Voting Rights, the Exchange Right and the Automatic Exchange Rights for the term of this Agreement.

7.5      INCOME TAX RETURNS AND REPORTS

                  The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be acquired by applicable law.

7.6      INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE

                  The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this trust agreement at the request, order or direction of any Holder upon such Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee herein or thereby, provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to
Article 4 hereof, subject to Section 7.15 hereof, and with respect to the Exchange Right pursuant to Article 5 hereof, subject to section 7.15 hereof, and with respect to the Automatic Exchange Rights pursuant to Article 5 hereof.

                  None of the provisions contained in this trust agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

7.7      ACTIONS BY HOLDERS

                  No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this trust agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the

Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in section 7.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken, it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

7.8      RELIANCE UPON DECLARATIONS

                  The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of section 7.9 hereof, if applicable, and with any other applicable provisions of this trust agreement.

7.9      EVIDENCE AND AUTHORITY TO TRUSTEE.

                  The Company or the Parent or both shall furnish to the Trustee evidence of compliance with the conditions provided for in this trust agreement relating to any action or step required or permitted to be taken by the Company or the Parent (or both) or the Trustee under this trust agreement or as a result of any obligation imposed under this trust agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of the Company or the Parent (or both) forthwith if and when:

         (a) such evidence is required by any other section of this trust agreement to be furnished to the Trustee in accordance with the terms of this section 7.9; or

         (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this trust agreement, gives the Company or the Parent or both written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

                  Such evidence shall consist of an Officer's Certificate of the Company or the Parent or both, or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this trust agreement.

                  Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Company or the Parent it shall be in the form of an Officer's Certificate or a statutory declaration.

                  Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this trust agreement shall include a statement by the person giving the evidence:

         (a) declaring that he has read and understands the provisions of this trust agreement relating to the condition in question;

         (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

         (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.10     EXPERTS, ADVISERS AND AGENTS

                  The Trustee may:

         (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by the Company or by the Parent or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

         (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

7.11     INVESTMENT OF MONEYS HELD BY TRUSTEE

                  Unless otherwise provided in this trust agreement, any moneys held by or on behalf of the Trustee which under the terms of this trust agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Alberta, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of the Company. Pending the investment of all moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of the Company, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.12     TRUSTEE NOT REQUIRED TO GIVE SECURITY

                  The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this trust agreement or otherwise in respect of the premises.

7.13     TRUSTEE NOT BOUND TO ACT ON COMPANY'S REQUEST

                  Except as in this trust agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Company or the Parent or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14     AUTHORITY TO CARRY ON BUSINESS

                  The Trustee represents to the Company and the Parent that at the date of execution and delivery by it of this trust agreement it is authorized to carry on the business of a trust company in the Province of Alberta but if, notwithstanding the provisions of this section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this trust agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Alberta, either become so authorized or resign in the manner and with the effect specified in
Article 10 hereof.

7.15     CONFLICTING CLAIMS

                  If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

         (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction; or

         (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

                  If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

7.16     ACCEPTANCE OF TRUST

                  The Trustee hereby accepts the Trust created and provided for by and in this trust agreement and agrees to perform the same upon the terms and conditions herein set froth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

                                    ARTICLE 8

                                  COMPENSATION

8.1      FEES AND EXPENSES OF THE TRUSTEE

                  The Trustee shall be entitled to reasonable compensation from the Holders for all of the services rendered by it under this trust agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonable incurred by the Trustee in connection with its rights and duties under this trust agreement, provided that the Parent and the Company shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct.

                                    ARTICLE 9

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1      INDEMNIFICATION OF THE TRUSTEE

                  The Parent and the Company jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this trust agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the written instructions delivered to the Trustee by the Parent or the Company pursuant hereto. In no case shall the Parent or the Company be liable under this indemnity for any claim against any of the Indemnified Parties unless the Parent and the Company shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, the Parent and the Company shall be entitled to participate at their own expense in the defense and, if the Parent or the Company so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by the Parent or the Company, such authorization not to be unreasonably withheld, or (ii) the named parties to any such suit include both the Trustee and the Parent or the Company and the Trustee shall have been advised by counsel acceptable to the Parent or the Company that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to the Parent or the Company and that an actual or potential conflict of interest exists (in which case the Parent and the Company shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

9.2      LIMITATION OF LIABILITY

                  The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this trust agreement, except to the extent that such loss is attributable to the fraud, negligence, wilful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE 10

                                CHANGE OF TRUSTEE

10.1     RESIGNATION

                  The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to the Parent and the Company specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless the Parent and the Company otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, the Parent and the Company shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Court of Queen's Bench of Alberta upon application of one or more of the parties hereto.

10.2     REMOVAL

                  The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 60 days' prior notice by written instrument executed by the Holders of the majority of the Exchangeable Shares, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee.

10.3     SUCCESSOR TRUSTEE

                  Any successor trustee appointed as provided under this trust agreement shall execute, acknowledge and deliver to the Parent and the Company and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this trust agreement, with like effect as if originally named as trustee in this trust agreement. However, on the written request of the Parent and the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this trust agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, the Parent, the Company and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4     NOTICE OF SUCCESSOR TRUSTEE

                  Upon acceptance of appointment by a successor trustee as provided herein, the Parent and the Company shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If the Parent or the Company shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Parent and the Company.

                                   ARTICLE 11

                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1     AMENDMENTS, MODIFICATIONS, ETC.

                  This trust agreement may not be amended or modified except by an agreement in writing executed by the Company, the Parent and the Trustee and approved by the Holders in accordance with Section 10.2 of the Exchangeable Share Provisions.

11.2     MINISTERIAL AMENDMENTS

                  Notwithstanding the provisions of section 12.1 hereof, the parties to this trust agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this trust agreement for the purposes of:

         (a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder;

         (b) making such amendments or modifications not inconsistent with this trust agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Board of Directors of each of the Parent and Company and in the opinion of the Trustee and its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

         (c) making such changes or corrections which, in the advice of counsel to the Company, the Parent and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the Board of Directors of each of the Company and the Parent shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

11.3     MEETING TO CONSIDER AMENDMENTS

                  The Company, at the request of the Parent, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Company, the Exchangeable Share Provisions and all applicable laws.

11.4     CHANGES IN CAPITAL OF PARENT AND THE COMPANY

         (a) At all times after the occurrence of any event effected pursuant to section 2.7 or section 2.8 of the Support Agreement, as a result of which either the Parent Common Stock or the Exchangeable Shares or both are in any way changed, this trust agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, to all new securities into which the Parent Common Stock or the Exchangeable Shares or both are to changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

                                   ARTICLE 12

                                   TERMINATION

12.1     TERM

                  The Trust created by this trust agreement shall continue until the earliest to occur of the following events:

         (a)      no outstanding Exchangeable Shares are held by any Holder;

         (b) each of the Company and the Parent elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section
                  10.2 of the Exchangeable Share Provisions, and

         (c) 21 years after the death of the last survivor of the descendants of Her Majesty Queen Elizabeth II of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

12.2     SURVIVAL OF AGREEMENT

                  This trust agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder; provided, however, that the provisions of Articles 8 and 9 hereof shall survive any such termination of this trust agreement.

                                   ARTICLE 13

                                     GENERAL

13.1     SEVERABILITY

                  If any provision of this trust agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this trust agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

13.2     INUREMENT

                  This trust agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

13.3     NOTICES TO PARTIES

                  All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

     (a)  if to the Parent at: McAfee Associates, Inc.
                               2710 Walsh Avenue
                               Santa Clara, CA   95051-0963
                               Attention: William L. Larson
                                          President and Chief Executive Officer
                               Fax Number:(408) 970-9727

               with a copy to: Gunderson Dettmer Stough Villeneuve
                               Franklin & Hachigian, LLP
                               600 Hansen Way, Second Floor
                               Palo Alto, CA  94304
                               Attention:  Carla S. Newell, Esq.
                               Fax Number: (415) 843-0314

     (b)  if to the Company at:FSA Corporation
                               1011 First Street S.W., Suite 508
                               Calgary, Alberta, CANADA
                               T2R 1J2
                               Attention: Daniel Freedman
                               Fax Number:(403) 264-0873

                with a copy to:Macleod Dixon
                               3700, 400 Third Avenue S.W.
                               Calgary, Alberta, CANADA
                               T2P 4H2
                               Attention:  John T. Ramsay, Esq
                               Fax Number: (403) 264-5973

          if to the Trustee at:Macleod Dixon
                               3700, 400 Third Avenue S.W.
                               Calgary, Alberta, CANADA
                               T2P 4H2
                               Attention:  John T. Ramsay, Esq
                               Fax Number: (403) 264-5973

                  Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

13.4     NOTICE OF HOLDERS

                  Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such holder shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of the Company from time to time in force and respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply, with such changes as the context may require, to notices or documents as aforesaid sent to such holders.

13.5     RISK OF PAYMENTS BY POST

                  Whenever payments are to be made or documents are to be sent to any Holder by the Trustee or by the Company, or by such Holder to the Trustee or to the Parent or the Company, the making of such payment or sending of such document sent through the post shall be at the risk of the Company, in the case of payments made or documents sent by the Trustee or the Company, and the Holder, in the case of payments made or documents sent by the Holder.

13.6     COUNTERPARTS

                  This trust agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.7     JURISDICTION

                  This trust agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

13.8     ATTORNMENT

                  The Parent agrees that any action or proceeding arising out of or relating to this trust agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction and hereby appoints the Company at its registered office in the Province of Alberta as the Parent's attorney for service of processes.

                  IN WITNESS WHEREOF, the parties hereto have caused this trust agreement to be duly executed as of the date first above written.

                                      MCAFEE ASSOCIATES, INC.

                                      By:____________________________

                                      Its:___________________________

                                      FSA COMBINATION CORP.

                                      By:____________________________

                                      Its:___________________________

                                      FSA CORPORATION

                                      By:____________________________

                                      Its:___________________________

                                      JOHN T. RAMSAY

                                      _______________________________